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                                                                     EXHIBIT 4.2


                  FIRST AMENDMENT TO SECURED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO SECURED CREDIT AGREEMENT (this "Amendment") dated as of December 21, 1998, is by and among Transocean Enterprise Inc., a Delaware corporation (the "Borrower"), the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank, as agent for the Lenders (in such capacity, the "Agent"), and Australia and New Zealand Banking Group Limited, Bank of Montreal, The Bank of Nova Scotia, Atlanta Agency, The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency and Westdeutsche Landesbank Girozentrale, as co-agents for the Lenders (in such capacity, collectively, the "Co-Agents").

                                   WITNESSETH

     WHEREAS, the Borrower, the Lenders, the Agent and the Co-Agents have entered into that certain Secured Credit Agreement dated as of January 17, 1997 (the "Credit Agreement"), pursuant to which the Lenders have made and agreed to make Loans to the Borrower; and

     WHEREAS, the Borrower, the Lenders, the Agent and the Co-Agents desire to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Agent and the Co-Agents hereby agree as follows:

     1.   Amendments to Credit Agreement.

          (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

               (i) The definition "Transocean Drillship Differential" is hereby deleted in its entirety.

               (ii) The definitions of "Acceptance Date" and "Conversion Date" are each hereby amended by deleting the date "December 31, 1998" in the last line thereof, respectively, and inserting in its place the date "August 31, 1999".

               (iii) The definition of "Amoco" is hereby amended by adding the following sentence at the end of such definition:

          "Should Amoco be succeeded by merger or consolidation, references in this Agreement to Amoco shall be deemed to be to the successor corporation or other entity."

                (iv) The definition of "Commitment" is hereby amended to add the clause ", including any Replacement Commitment" before the period at the end thereof.
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                (v)  The definition of "Construction Credit Commitment Amount"
is hereby amended and restated in its entirety as follows:

          "'Construction Credit Commitment Amount' means an amount equal to $259,900,183.57 plus the Replacement Construction Credit Commitment Amount, if any, as such amount may be reduced from time to time pursuant to this Agreement."

                (vi) The definition of "Excess Cash Flow" is hereby amended by deleting the amount "$181,500" in the seventh line thereof and inserting in its place the amount "$181,000" and by deleting the clause "or to the extent the Borrower or the Guarantor funds the Transocean Drillship Differential (including, without limitation, pursuant to Section 1.4 of the Transocean Performance Guaranty)," in the twenty-seventh line thereof.

               (vii) The definition of "Maturity Date" is hereby amended and restated in its entirety as follows:

               "'Maturity Date' means (i) for the Tranche A Loans, August 31, 1999, or if earlier, the Conversion Date; (ii) for the portion of the Construction Loans (if any) which are not converted to Term Loans pursuant to the terms and conditions hereof, August 31, 1999, or if earlier, the Conversion Date; and (iii) for the Term Loans, the date five (5) years after the Conversion Date."

               (viii) The definition of "Percentage" is hereby amended and restated in its entirety as follows:

               "'Percentage' means, for each Lender at any time, a percentage
     (i) the numerator of which is the aggregate principal amount of the Loans held by such Lender at such time, subject to any assignments by such Lender of Loans pursuant to Section 10.10, and (ii) the denominator of which is the aggregate principal amount of all outstanding Loans made by the Lenders."

                (ix) The following definitions of "Replacement Commitment", "Replacement Construction Credit Commitment Amount", "Replacement
Lender", "Replacement Tranche A Loan Amount" and "Substitution Date" are hereby added in the correct alphabetical order:

          "'Replacement Commitment' means the Commitment of any Lender (including any Replacement Lender) to make an additional Tranche A Loan and additional Construction Loans pursuant to Sections 2.1 and 2.2."

          "'Replacement Construction Credit Commitment Amount' means an amount up to $12,814,801.04 of Construction Loans committed to be made subject to the terms and conditions hereof (i) by a Lender in addition to its existing Construction Credit

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     Commitment set forth in Column C (Existing Construction Credit Commitments)
     in the attached Schedule 2.1 or (ii) by a Replacement Lender, if any; provided that if any portion of the Construction Loans is prepaid prior to the full amount of such commitment being made by one or more such Lenders or Replacement Lenders, as the case may be, such amount shall be reduced by a percentage (i) the numerator of which is the aggregate Construction Loans prepaid from and after December 21, 1998, and (ii) the denominator of which is the then existing Construction Credit Commitment Amount.

          'Replacement Lender' means a commercial banking institution not subject to Regulation T of the Board of Governors of the Federal Reserve System which has a short-term rating of A-1 from S&P and P-1 from Moody's (unless otherwise agreed by the Agent, the Borrower and the Guarantor) and selected by the Borrower and the Guarantor with the prior written consent of the Agent (which shall not be unreasonably withheld or delayed) that becomes a party to this Agreement after December 21, 1998 (other than pursuant to Section 10.10), but before the Conversion Date and that makes a Tranche A Loan and a Construction Loan to the Borrower pursuant to Sections
     2.1 and 2.2 that aggregate at least $5,000,000. Upon selection of a Replacement Lender by the Borrower and the Guarantor and its approval by the Agent and the execution of a writing among such parties setting forth the Replacement Commitment of a Replacement Lender, such Replacement Lender shall have the rights and obligations of a Lender hereunder and shall be a party to this Agreement without any further action by any other Person party hereto.

          'Replacement Tranche A Loan Amount" means an amount up to $3,101,321.59 of Tranche A Loans committed to be made subject to the terms and conditions hereof (i) by a Lender in addition to its existing Tranche A Loan set forth in Column A (Existing Tranche A Loans) in the attached
     Schedule 2.1 or (ii) by a Replacement Lender, if any; provided that if any portion of the Tranche A Loans is prepaid prior to the full amount of such commitment being made by one or more such Lenders or Replacement Lenders, as the case may be, such amount shall be reduced by a percentage (i) the numerator of which is the aggregate Tranche A Loans prepaid from and after December 21, 1998, and (ii) the denominator of which is the aggregate principal amount of all outstanding Tranche A Loans made by the Lenders.

          The definition of 'Substitution Date' shall have the meaning ascribed to such term in the definition of Applicable Margin."

          (x) The definition of "Tranche A Credit Commitment Amount" is hereby amended and restated in its entirety as follows:

          "'Tranche A Credit Commitment Amount' means an amount equal to $62,898,678.42 plus the Replacement Tranche A Loan Amount, if any."

          (b) Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

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          "Section 2.1  Borrowings of Tranche A Loans.  As of December 21, 1998,
     each existing Lender has severally and not jointly made to the Borrower a loan in the principal amount set forth in Column A (Existing Tranche A Loans) in the attached Schedule 2.1 (each a "Tranche A Loan"). Any such Lender may make, and following the execution of a writing among the Borrower, the Guarantor, the Agent and any such Lender setting forth a Replacement Commitment shall make, on the date of such Replacement Commitment, and any Replacement Lender shall make on the date it becomes a party to this Agreement, an additional Tranche A Loan to the Borrower in an amount agreed with the Borrower but not to exceed in the aggregate for all such additional Tranche A Loans the Replacement Tranche A Loan Amount, in each case (i) so long as such Lender or Replacement Lender, as applicable, makes a contemporaneous Construction Loan to the Borrower pursuant to
     Section 2.2 in an amount such that its Percentage of outstanding Tranche A Loans is equal to its Percentage of outstanding Construction Loans following such additional Tranche A Loan and such contemporaneous Construction Loan, and (ii) so long as any such additional Tranche A Loans are made before the Conversion Date."

          (c) Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "Section 2.2   Borrowings of Construction Loans.  As of December 21,
     1998, each existing Lender has severally and not jointly made to the Borrower loans in the aggregate principal amount set forth opposite its name in Column B (Existing Construction Loans) in the attached Schedule 2.1 (each a "Construction Loan"). Any such Lender which makes an additional Tranche A Loan pursuant to Section 2.1 and any Replacement Lender shall make on the date it makes such additional Tranche A Loan, a Construction Loan to the Borrower in proportion to its additional Tranche A Loan made pursuant to Section 2.1, such that its Percentage of outstanding Construction Loans following such additional Construction Loan is equal to its Percentage of all outstanding Tranche A Loans following such additional Tranche A Loan, but not to exceed in the aggregate for all such additional Construction Loans the Replacement Construction Credit Commitment Amount, in each case so long as any such additional Construction Loans are made before the Sizing Date. Prior to the Sizing Date, and subject to the other terms and conditions hereof, each Lender (including any Replacement Lender) severally and not jointly agrees to make one or more additional loans (also a "Construction Loan") to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the Construction Credit Commitment Amount (for each Lender,
     its "Construction Credit Commitment").   By way of illustration only, if a
     Replacement Lender made a Replacement Commitment on December 21, 1998, to make an additional Tranche A Loan in the amount of $3,101,321.59 and to make Construction Loans in an aggregate amount of up to $12,814,801.04, it would make a Tranche A Loan of $3,101,321.59 and a Construction Loan of $6,118,517.83 (its Percentage of the Construction Credit Commitment Amount on such date) and it would have a Percentage of 4.6989720999% and a Construction Credit Commitment of $12,814,801.04 on such date. No Lender shall be permitted or required to make any Construction Loan if, after giving effect thereto, (i) the aggregate principal

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     amount of the Construction Loans of all Lenders would thereby exceed the
     Construction Credit Commitment Amount, or (ii) all Construction Loans of such Lender would thereby exceed the Percentage of such Lender of the Construction Credit Commitment Amount. Except as set forth above in this
     Section 2.2 with respect to the Replacement Construction Credit Commitment Amount, each Borrowing of Construction Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Any portion of the Construction Credit Commitment not borrowed before the Sizing Date shall terminate and not be available for borrowing."

          (d) Section 2.3 of the Credit Agreement is hereby amended (i) by deleting the clause "depending upon the Amoco Contract Selection" in the sixth line thereof; (ii) by deleting the clause "less than all" in the eleventh line thereof and inserting in its place the clause "all or any portion"; and (iii) by adding the following sentence at the end thereof: "The Borrower may not convert all or any portion of the Construction Loans into Term Loans if the Borrower enters into a Lease Securitization Facility."

          (e) Section 2.7 of the Credit Agreement is hereby amended as follows:

               (i) Section 2.7(c)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "(c)      Term Loans.

               (i) Initial Determination of Sizing of Term Loans and Amortization Dates. The Borrower shall repay a portion of the Tranche B Term Loans and a portion of the Tranche C Term Loans no later than the last Business Day of each calendar month, commencing (x) with respect to the Tranche B Term Loans, no later than the last Business Day of the first full calendar month after the Conversion Date, and (y) with respect to the Tranche C Term Loans, no later than the last Business Day of the calendar month as determined pursuant to the Sizing Methodology (as hereinafter defined) (each an "Amortization Date"). The Borrower shall repay in full the unpaid principal amount of the Tranche B Term Loans and the Tranche C Term Loans on the applicable Maturity Date for such Loans. By ten (10) Business Days before the Conversion Date (and/or the anticipated date of refinancing the Construction Loans (in whole or in part) by an anticipated Lease Securitization Facility) (the "Sizing Date"), the Agent shall, after consultation with the Borrower and the Guarantor, reasonably determine the relative size of each of the Tranche B Term Loans and the Tranche C Term Loans and the principal amount of each required payment of each of the Tranche B Term Loans and the Tranche C Term Loans on each Amortization Date, in each case using substantially the same methodology as used in preparing the model attached as Exhibit 2.7 (the "Sizing Methodology"), taking into account (without limitation and to the extent applicable) (w) any change in the date of Acceptance of the Drillship from June 30, 1999,
     (x) the outstanding principal balance of the Term Loans at the Conversion Date (limited to a maximum of $271,500,000), (y) the actual all-in interest rates under the Interest Rate

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

     Protection Agreement entered into by the Borrower and the true-up costs determined pursuant to Section 6.10 after giving effect for the pre-Conversion Date true-up required therein, plus the appropriate Applicable Margins, and (z) any change in the Conversion Date from August 31, 1999. The required amortization payments for the Tranche B Term Loans shall be such that the Tranche B Term Loans (after taking into account the Fixed Operating Expenses attributable to each of the Rig and the Drillship) are fully amortized to $0 on the date five (5) years after the Conversion Date."

          (ii) Section 2.7(c)(ii) of the Credit Agreement is hereby amended by deleting the clause "and disregarding the portion of the Tranche C Term Loans attributable to the Transocean Drillship Differential" in the sixth line thereof.

          (iii) Section 2.7(c)(iii) of the Credit Agreement is hereby amended by deleting the clause "plus the Transocean Drillship Differential" in the eighth line thereof.

          (iv) Section 2.7(c)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "(iv) Reset of Sizing of Term Loans, Amortization Payments, Transocean Contract Payments and Allocation of Amortization Payments between Rig and Drillship. The Agent shall, after consultation with the Borrower and the Guarantor, reset the sizing of the Tranche B Term Loans and the Tranche C Term Loans (keeping the aggregate principal amount of the Term Loans outstanding the same), the amortization payments for the Tranche B Term Loans and the Tranche C Term Loans, the rent payable under the Transocean Contracts, to the extent any such contract remains effective pursuant to the terms hereof, and the allocation of payments required on each Amortization Date between the Rig and the Drillship (all in accordance with the Sizing Methodology) within ten (10) Business Days from when (i) the Substitution Date with respect to a Substitute Contract shall have occurred, (ii) the Borrower provides evidence reasonably satisfactory to the Agent that Amoco is then required to pay under the terms and provisions of the applicable Amoco Contract the stated operating dayrate contained therein as opposed to any cancellation fee for the remaining term of such contract (or, if earlier, until the Maturity Date for the Term Loans), or
     (iii) if Amoco does not cancel the entire fourth year, the entire fifth year or the entire last eighteen (18) months, respectively, of the term of the Amoco Rig Contract (pursuant to the right to do so with no obligation to pay a cancellation fee (the "Free Cancellation Right")) prior to the commencement of the fourth year, fifth year or such last eighteen (18) month period, respectively, of the term of the Amoco Rig Contract. The Borrower shall provide written notice to the Agent of any event described in (iii) above, and the Agent shall promptly provide any such notice to all Lenders. The Agent shall, after consultation with the Borrower and the Guarantor, also reset downwards the rent payable under the Transocean Contracts, to the extent any such contract remains effective pursuant to the terms hereof, within ten (10) Business Days from any prepayment of the Tranche C Term Loans pursuant to Section 2.10 or 2.11, all in accordance with the Sizing Methodology and the principles set forth in Section 2.7(c)(ii)."

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

                (v) Section 2.7(c)(v) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and by deleting the clause "(labeled as Schedule 2.7A, Schedule 2.7B or amended Schedule 2.7B, as the case may be)" in the eleventh and twelfth lines thereof.

          (f) Section 2.10 and Section 2.11 of the Credit Agreement are hereby amended as follows:

                (i) Section 2.10(a), Section 2.10(b)(ii), Section 2.11(c) and
Section 2.11(d) of the Credit Agreement are hereby amended to delete the sentence "The Borrower shall also pay any "true-up" costs and expenses payable to any Swap Parties as a result of such prepayment under the Interest Rate Protection Agreement as required pursuant to Section 6.10." in each of such Sections.

               (ii) Section 2.10(b)(ii)(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "(x) make a principal prepayment of either (I) the Construction Loans in an amount equal to the aggregate of the Construction Loans hereunder used to construct the Drillship plus the portion of the Construction Loans that would otherwise be converted into Tranche C Loans on the Conversion Date if the Vessel Financing Termination is with respect to the Drillship, or in an amount equal to the aggregate of the Construction Loans hereunder used to purchase and upgrade the Rig if the Vessel Financing Termination is with respect to the Rig (the "Financed Amount"), as demonstrated to the reasonable satisfaction of the Agent, or (II) the Term Loans in an amount equal to the sum of the then unpaid portion of each remaining Drillship amortization payment or each remaining Rig amortization payment, as the case may be, as reflected on the schedule set or reset pursuant to Section 2.7(c)(v), plus in the event the Vessel Financing Termination is with respect to the Drillship, any remaining principal balance of the Tranche C Loans (such payments, as applicable, the "Vessel Amortization Payments").

                (iii) Section 2.10(b)(iii) of the Credit Agreement is hereby amended by deleting the clause "(or, if the Amoco Contract Selection has not yet been made, ratably according to the relative sizes of such Financed Amounts at the time)" in the seventh line thereof.

                (iv) Section 2.11(g) of the Credit Agreement is hereby amended to add the following sentence at the end thereof: "Notwithstanding anything to the contrary contained in this Section 2.11(g), the applicable vessel and any related Collateral shall not be released from any Lien thereon under any Security Documents unless and until the Borrower shall have effected a "true-up" of the financial terms of the Interest Rate Protection Agreement or Agreements in effect at such time to the extent necessary to eliminate any over-hedged position at such time as a result of any such prepayments or, if no Default or Event of Default shall have occurred and be continuing under the Transocean Parent Credit Facility, the Borrower shall have assigned its rights

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

and obligations under such Interest Rate Protection Agreement or Agreements to the Guarantor to the extent of such prepayment pursuant to documentation in form and substance reasonably satisfactory to the affected Swap Party."

               (v) A new Section 2.11(h) of the Credit Agreement is hereby added in the correct numerical order:

          "(h) Drillship Dayrate Differential. If the stated operating dayrate (excluding any incentive or bonus rates) to be paid by Amoco pursuant to the terms of the Amoco Drillship Contract is less than $181,000 per day as a result of one or more agreements of the parties thereto to an incentive program, then the Borrower shall give prompt written notice thereof to the Agent (which the Agent will in turn forward promptly to the Lenders) and the Agent shall on or prior to the date ten (10) days after any such agreement becomes effective so as to reduce the operating day rate thereunder, after consultation with the Borrower and the Guarantor, reasonably determine the reduced size of the Tranche B Term Loans and the principal amount of each required payment of each Tranche B Loan on each remaining Amortization Date, in each case using the Sizing Methodology.
     The remaining required amortization payments for the Tranche B Term Loans shall be such that the Tranche B Term Loans (after taking into account the Fixed Operating Expenses attributable to each of the Rig and the Drillship) are fully amortized to $0 by the Maturity Date for the Tranche B Loans. The Borrower will, on or prior to the date fifteen (15) days after any such agreement becomes effective so as to reduce the operating dayrate thereunder, prepay the principal amount of the Tranche B Term Loans in an amount equal to the difference between the outstanding principal balance of the Tranche B Term Loans and such reduced size of the Tranche B Term Loans. Such mandatory prepayment shall be accompanied by a payment of all accrued and unpaid interest on the principal amount of the Tranche B Term Loans so prepaid and any applicable breakage fees and funding losses pursuant to
     Section 2.13."

          (g) Section 4.2 of the Credit Agreement is hereby amended as follows:

               (i) Section 4.2(i) of the Credit Agreement is hereby deleted in its entirety.

               (ii) Section 4.2(ii) of the Credit Agreement is hereby amended by deleting the date "December 31, 1998" in the third line thereof and inserting in its place the date "August 31, 1999".

          (h) Section 4.3(iv) of the Credit Agreement is hereby amended by deleting the letter "G" in the first and second lines thereof.

          (i) Section 4.4(iv)(D) of the Credit Agreement is hereby amended and restated in its entirety as follows:

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

          "(D) (x) neither the Borrower nor the Guarantor has received written notice from or on behalf of Amoco that (x) any default or event of default (in each case, as defined in the relevant Amoco Contract) under either of the Amoco Contracts has occurred and any such alleged default or event of default is continuing (it being understood and agreed that such default or event of default shall cease to be "continuing" for the purposes of this Agreement when it shall cease to constitute a continuing default or event of default under the applicable Amoco Contract for any reason (including, without limitation, as a result of the curing thereof or any waiver or modification thereunder)), (y) Amoco intends to take or has taken any steps to cancel or terminate either of the Amoco Contracts (other than, with respect to the Amoco Rig Contract, if a cancellation fee or termination fee is to be paid pursuant to the terms thereof or other than the free cancellation provided in such contract), or (z) either of the Amoco Contracts is otherwise no longer in full force and effect; and (y) the Borrower is not aware, of any default or event of default under either of the Amoco Contracts that has occurred and is continuing (it being understood and agreed that such default or event of default shall cease to be "continuing" for the purposes of this Agreement when it shall cease to constitute a continuing default or event of default under the applicable Amoco Contract for any reason (including, without limitation, as a result of the curing thereof or any waiver or modification thereunder)); and"

          (j) Section 5.5(b) of the Credit Agreement is hereby amended by deleting the letter "G" in the third line thereof.

          (k) A new Section 5.20 of the Credit Agreement is hereby added in the correct numerical order:

          "Section 5.20 Year 2000. The Borrower has reviewed the areas within its business and operations which could reasonably be expected to be materially and adversely affected by, and the Guarantor has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Guarantor and the Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), has made or is making related inquiry of material suppliers and vendors, and based on such review and program, the Borrower believes that the "Year 2000 Problem" will not have a Material Adverse Effect. The foregoing statement constitutes "year 2000 readiness disclosure" as such term is defined in the Year 2000 Information and Readiness Disclosure Act."

          (l) Section 6.6 of the Credit Agreement is hereby amended as follows:

          (i) Section 6.6(a) of the Credit Agreement is hereby amended by adding the clause "shall be reasonably acceptable to the Agent and" after the word "policies" in the third to last line thereof.

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                (ii) Section 6.6(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "(b) Loss of Hire. From and after the Conversion Date and during the term of the Amoco Contract or any Substitute Contract with respect to the Drillship and the Rig, respectively, the Borrower shall maintain loss of hire insurance for a period of at least eighteen (18) months (or, if less, for the then remaining scheduled term of such Amoco Contract or Substitute Contract, as the case may be) and in an amount equal to at least $137,000 (reduced by the amount of any reduction in the stated operating dayrate to be paid by Amoco under the Amoco Drillship Contract to the extent the Borrower, as a result of such reduction, is required to make a prepayment of the Tranche B Term Loans pursuant to Section 2.11(h)) per day with respect to the Drillship and $68,600 (or $50,000, if the operating dayrate is reduced to $75,000 per day pursuant to the terms of the Amoco Rig Contract) per day with respect to the Rig for such period (subject to a maximum ninety (90) day deductible). If the Borrower shall make a mandatory prepayment of its Obligations of the Financed Amount or the remaining Vessel Amortization Payments for either the Drillship or the Rig as provided in Section 2.10(b) or 2.11(c), as applicable, together with all other amounts required to be paid therein, the Borrower shall no longer be required to maintain loss of hire insurance with respect to the affected vessel. Such loss of hire policy shall be reasonably acceptable to the Agent, shall name the Collateral Agent as a named assured and a loss payee and shall provide it shall not terminate without at least thirty (30) days' advance written notice to the Collateral Agent."

                (iii) The second and third sentences of Section 6.6(c) of the Credit Agreement are hereby amended and restated in their entirety as follows:

          "As used herein, the term "Insurance Reserve Required Amount" shall mean, at any date of computation, an amount equal to the aggregate of $137,000 (reduced by the amount of any reduction in the stated operating dayrate to be paid by Amoco under the Amoco Drillship Contract to the extent the Borrower, as a result of such reduction, is required to make a prepayment of the Tranche B Term Loans pursuant to Section 2.11(h)) with respect to the Drillship and $68,600 (or $50,000, if the operating dayrate is reduced to $75,000 per day pursuant to the terms of the Amoco Rig Contract) with respect to the Rig times the number of days in the period of any deductible under the applicable loss of hire policy or policies maintained by the Borrower pursuant to Section 6.6(b), subject to reduction as set forth herein. If the Borrower shall make a mandatory prepayment of its Obligations of the Financed Amount or the remaining Vessel Amortization Payments for either the Drillship or the Rig as provided in Section 2.10(b) or 2.11(c), as applicable, together with all other amounts required to be paid therein, the Insurance Reserve Required Amount shall permanently be reduced by a percentage, the numerator of which is the product of (i) either $137,000 (reduced by the amount of any reduction in the stated operating dayrate to be paid by Amoco under the Amoco Drillship Contract to the extent the Borrower, as a result of such reduction, is required to make a prepayment of the Tranche B Term Loans pursuant to Section 2.11(h)) with respect to the Drillship or $68,600 (or $50,000, if the operating dayrate is reduced to $75,000 per day pursuant to the terms of the Amoco Rig Contract) with respect to the Rig, whichever is applicable, times (ii) the number of days in the period of any deductible under the loss of hire policy then in effect for the applicable vessel, and the denominator of which is the Insurance Reserve Required Amount immediately in effect before such prepayment (provided that if neither an Amoco Contract nor a Substitute Contract is then in effect with respect to the applicable vessel, all of the foregoing shall be determined, on a pro forma basis, if necessary, as of the Conversion Date) (the "Vessel Percentage")."

          (m) Section 6.7 of the Credit Agreement is hereby amended as follows:

               (i) Section 6.7(b) of the Credit Agreement is hereby amended by deleting the word "and" in the sixth line thereof and inserting in its place a ";" and by inserting the clause "; and (iii) stating that the Year 2000 remediation efforts of the Borrower are proceeding as scheduled" at the end thereof.

               (ii) Section 6.7(c) of the Credit Agreement is hereby amended by adding the clause "and each 'management letter' submitted to the Borrower by its independent accountants or auditors and any report by any regulator regarding the Year 2000 exposure, program or progress of the Guarantor and its Subsidiaries" at the end thereof.

          (n) Section 6.10 of the Credit Agreement is hereby amended by deleting the second to the last sentence thereof and inserting the following sentence in its place: "If an Event of Default shall have occurred and be continuing and the Majority Lenders shall have elected to take action with respect thereto (unless not required hereunder because of an insolvency event), the Borrower shall also in the same manner effect a "true-up" of the financial terms of the Interest Rate Protection Agreement or Agreements in effect at such time to the extent necessary to eliminate any over-hedged position at such time as a result of any prior optional or mandatory prepayment of the Obligations."

          (o) Section 6.13 of the Credit Agreement is hereby amended by deleting the clause "$8,300,000, subject to reduction as set forth herein" in the fourth line thereof and inserting in its place the clause "(i) $20,630,000 during the ninety (90) day period immediately following the Conversion Date, and (ii) $8,300,000 thereafter, in each case subject to reduction as set forth herein; provided, however, that for purposes of the calculation in the proviso to the next sentence, any amounts deposited by the Borrower into the Cash Flow Reserve up to $12,330,000 in the aggregate during the period that the Cash Flow Reserve Amount is $20,630,000 shall not be counted as having been previously so deposited once the Cash Flow Reserve Amount is reset to $8,300,000".

          (p) Section 6.15(d) of the Credit Agreement is hereby amended by deleting the clause "or to fund the Transocean Drillship Differential" in the twelfth line thereof.

          (q) Section 6.18 of the Credit Agreement is hereby amended as follows:

                (i) Section 6.18(b) of the Credit Agreement is hereby amended by deleting the letter "(x)" in the twelfth line thereof and by deleting the clause "and (y) the anticipated increases in the aggregate construction cost of the Drillship and the Rig (excluding capitalized interest) as a result of all such amendments, modifications or changes of the Functional Requirements after the date hereof shall not exceed $66,000,000" in the thirteenth line thereof.

                (ii) Section 6.18(c) of the Credit Agreement is hereby amended by deleting the date "December 31, 1998" in the eighth line thereof and inserting in its place the date "August 31, 1999" and by deleting the clause "(x) aggregate less than $66,000,000 in the aggregate for the Drillship and the Rig (excluding capitalized interests and (y) does" in the eighth line thereof and inserting in its place the word "do".

          (r) Section 7.1(o) of the Credit Agreement is hereby amended by adding the letter "(i)" after the word "as" in the sixth line thereof and by adding the clause ", (ii) the Borrower has effected a "true-up" of the financial terms of the Interest Rate Protection Agreement or Agreements in effect at such time to the extent necessary to eliminate any over-hedged position at such time as a result of any prior optional or mandatory prepayment of the Obligations and
(iii) the stated operating dayrate reduction described in Section 2.11(h) shall not have occurred, or if such event shall have occurred, the Borrower or the Guarantor shall have made the mandatory prepayment required in Section 2.11(h) as a result thereof" before the semicolon in the last line thereof.

          (s) The new Exhibit 2.7 attached hereto is hereby substituted for the
Exhibit 2.7 previously attached to the Credit Agreement. Schedule 2.7 previously attached to the Credit Agreement is hereby deleted in its entirety.

     2. Percentages and Commitments of Lenders. On the date hereof, (i) the Borrower shall make a non-pro rata repayment of the outstanding aggregate principal amount of the Tranche A Loan of $3,101,321.59 and the Construction Loan of $6,118,517.83 made by Societe Generale, Southwest Agency ("SocGen"), together with all accrued and unpaid interest thereon and any applicable breakage fees and funding losses pursuant to Section 2.13, such that SocGen shall no longer be a Lender under the Credit Agreement; (ii) Chase Bank of Texas, National Association shall purchase the rights and obligations of, and the Loans made by, The Sumitomo Bank Limited ("Sumitomo") under the Credit Agreement pursuant to an Assignment Agreement and Section 10.10 of the Credit Agreement, and the Borrower shall pay to Sumitomo any breakage fees and funding losses pursuant to Section 2.13 in connection therewith; and (iii) the Construction Credit Commitments and the Percentages of the Lenders as of December 21, 1998 (after giving effect to the events described in (i) and (ii) above) are as set forth in Columns C and D of Schedule 2.1. The Percentage of each Lender shall change to the extent any existing Lender or any Replacement Lender makes a Replacement Commitment. By way of illustration only, the Percentage of each existing Lender shall be as set forth in Column E of Schedule
2.1 if the full amount of the

Replacement Tranche A Loan Amount and the Replacement Construction Credit Commitment Amount is committed to be funded by any such Lender and/or any Replacement Lender.

     3. Reaffirmation of Representations and Warranties. To induce the Lenders, the Agent and the Co-Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, that its representations and warranties contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties are not so true and correct in all material respects as a result of the transactions expressly permitted under the Credit Agreement or under the other Credit Documents, or relate solely to an earlier date) and additionally represents and warrants as follows:

          (i) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower and do not and will not contravene in any material respect any provision of applicable law or contravene or conflict with any provision of the certificate of incorporation, bylaws or any material agreements binding upon the Borrower, and the execution and delivery by the Borrower of this Amendment have received all necessary governmental approvals or other consents (if any shall be required);

          (ii) This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles;

          (iii) There are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, as amended hereby, or any other Credit Document; and

           (iv) No Default or Event of Default has occurred and is continuing (after giving effect to this Amendment).

     4. Reaffirmation of Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in the Credit Agreement and the other Credit Documents (excluding this Amendment) shall hereafter be deemed to refer to the Credit Agreement, as amended hereby. The parties hereto hereby undertake, in good faith, to amend any other Credit Documents necessary so as to reflect the agreements of the parties set forth in this Amendment.

     5. Defined Terms. Terms used but not defined herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

     6. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to receipt by the Agent of the following documents, all in form and substance satisfactory to the Agent:

          (i) Transocean Performance Guaranty. The duly executed Second Amended and Restated Transocean Performance Guaranty in substantially the form of Exhibit A (the "Guaranty");

          (ii) Certificates. A certificate of the Secretary or Assistant Secretary and the President or Vice President of the Borrower and the Guarantor containing specimen signatures of the Persons authorized to execute this Amendment or the Guaranty, as applicable, on such Person's behalf, together with
(i) a copy of resolutions of the Board of Directors of such Person authorizing the execution and delivery of this Amendment or the Guaranty, as applicable, and all other legal documents or proceedings taken by such Person in connection herewith or therewith, and (ii) copies of any amendments to the certificate of incorporation or bylaws of the Borrower or the Guarantor, as applicable, after August 5, 1998;

          (iii) Opinion of Counsel. The opinion of Eric B. Brown, Esq., General Counsel to the Guarantor, with respect to this Amendment, the Amoco Contracts and the Transocean Contracts; and

           (iv) Other Documents. Such other documents as the Agent may reasonably request.

     7.   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

          (a) This Amendment and the other Credit Documents, and the rights and duties of the parties hereto and thereto, shall be construed in accordance with and governed by the internal laws of the state of New York.

          (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE CO-AGENTS, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE

OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS.

          (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     8. Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same agreement.

     9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

     11. Notice of Entire Agreement. This Amendment, together with the other Credit Documents, constitute the entire understanding among the Borrower, the Lenders, the Agent and the Co-Agents and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AMENDMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment to Secured Credit Agreement as of the date first written above.

                              BORROWER:

                              TRANSOCEAN ENTERPRISE INC.,
                              a Delaware corporation



                              By: /s/ Robert L. Long
                                 ---------------------------------
                              Name:   Robert L. Long
                                   -------------------------------
                              Title:  Senior Vice President
                                    ------------------------------

                              LENDERS:

                              ABN AMRO BANK N.V., as Agent, Collateral Agent
                                and as a Lender



                              By: /s/ Stuart Murray
                                 ---------------------------------
                              Name:   Stuart Murray
                                   -------------------------------
                              Title:  Vice President
                                    ------------------------------


                              By: /s/ W. Bryan Chapman
                                 ---------------------------------
                              Name:   W. Bryan Chapman
                                   -------------------------------
                              Title:  Group Vice President
                                    ------------------------------


                              AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
                                as Co-Agent and as a Lender


                              By: /s/ P. Couch
                                 ---------------------------------
                              Name: P. Couch
                                   -------------------------------
                              Title: Vice President
                                    ------------------------------

                              BANK OF MONTREAL, as Co-Agent and as a Lender



                              By: /s/ Mary Lee Latta
                                 -------------------------------------
                              Name:   Mary Lee Latta
                                   -----------------------------------
                              Title:  Director
                                    ----------------------------------



                              THE BANK OF NOVA SCOTIA, ATLANTA AGENCY,
                                as Co-Agent and as a Lender


                              By: /s/ F.C.H Ashby
                                 -------------------------------------
                              Name:   F.C.H Ashby
                                   -----------------------------------
                              Title:  Senior Manager Loan Operations
                                    ----------------------------------



                              THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                HOUSTON AGENCY, as Co-Agent and as a Lender


                              By: /s/ Michael G. Weiss
                                 -------------------------------------
                              Name:   Michael G. Weiss
                                   -----------------------------------
                              Title:  VP and Manager
                                    ----------------------------------




                              WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                as Co-Agent and as a Lender


                              By: /s/ Richard R. Newman
                                 -------------------------------------
                              Name:   Richard R. Newman
                                   -----------------------------------
                              Title:  Director
                                    ----------------------------------



                              By: /s/ J. Bernan
                                 -------------------------------------
                              Name:   J. Berman
                                   -----------------------------------
                              Title:  Director
                                    ----------------------------------

                              BAYERISCHE HYPO- UND VEREINSBANK AG,
                              New York Branch, as a Lender



                              By: /s/ Yoaam Dankner
                                 ---------------------------------
                              Name:   Yoaam Dankner
                                   -------------------------------
                              Title:  Managing Director
                                    ------------------------------


                              By: /s/ Steven Atwell
                                 ---------------------------------
                              Name:   Steven Atwell
                                   -------------------------------
                              Title:  Director
                                    ------------------------------


                              CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION, as a Lender


                              By: /s/ Ki Allen
                                 ---------------------------------
                              Name:   Ki Allen
                                   -------------------------------
                              Title:  Vice President
                                    ------------------------------


                              SUNTRUST BANK, ATLANTA, as a Lender



                              By: /s/ John A. Fields Jr.
                                 ---------------------------------
                              Name:   John A. Fields Jr.
                                   -------------------------------
                              Title:  First Vice President
                                    ------------------------------


                              By: /s/ Steven J. Newby
                                 ---------------------------------
                              Name:   Steven J. Newby
                                   -------------------------------
                              Title:  Corporate Banking Officer
                                    ------------------------------

                              DEUTSCHE BANK AG IN HAMBURG, as a Lender



                              By: /s/ Wagner
                                 ---------------------------------
                              Name:   Wagner
                                   -------------------------------
                              Title:  Senior Vice President
                                    ------------------------------


                              By: /s/ Ehrhardt
                                 ---------------------------------
                              Title:  Ehrhardt
                                    ------------------------------
                                      Senior Vice President
                                    ------------------------------



                              THE FIRST NATIONAL BANK OF CHICAGO, as a Lender


                              By: /s/ Helen A. Carr
                                 ---------------------------------
                              Name:   Helen A. Carr
                                   -------------------------------
                              Title:  Vice President
                                    ------------------------------



                              THE BANK OF NEW YORK, as a Lender



                              By: /s/ Ian K. Stewart
                                 ---------------------------------
                              Name:   Ian K. Stewart
                                   -------------------------------
                              Title:  Senior Vice President
                                    ------------------------------



                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK, CAYMAN ISLAND
                              BRANCH, as a Lender


                              By: /s/ William G. Roos
                                 ---------------------------------
                              Name:   William G. Roos
                                   -------------------------------
                              Title:  Senior Vice President
                                    ------------------------------



                              By: /s/ Karen A. Birnkman
                                 ---------------------------------
                              Name:   Karen A. Birnkman
                                   -------------------------------
                              Title:  Vice President
                                    ------------------------------

                              ROYAL BANK OF CANADA, as a Lender


                              By: /s/ Gil J. Benard
                                 ---------------------------------
                              Name:   Gil J. Benard
                                   -------------------------------
                              Title:  Senior Manager
                                    ------------------------------



                              KBC BANK, N.V., as a Lender

                              By: /s/ Robert Snauffer
                                 ---------------------------------
                              Name:   Robert Snauffer
                                   -------------------------------
                              Title:  First Vice President
                                    ------------------------------



                              By: /s/ Marcel Claes
                                 ---------------------------------
                              Name:   Marcel Claes
                                   -------------------------------
                              Title:  Deputy General Manager
                                    ------------------------------



                              THE ROYAL BANK OF SCOTLAND plc, as a Lender



                              By: /s/ Scott Barton
                                 ---------------------------------
                              Name:   Scott Barton
                                   -------------------------------
                              Title:  Vice President
                                    ------------------------------

                                  SCHEDULE 2.1
                          TO SECURED CREDIT AGREEMENT


                                          (A)*             (B)*              (C)*              (D)*              (E)
                                       EXISTING          EXISTING          EXISTING          EXISTING     PERCENTAGE IF FULL
LENDERS                                TRANCHE A       CONSTRUCTION      CONSTRUCTION       PERCENTAGE    AMOUNT OF POTENTIAL
                                         LOANS             LOANS            CREDIT                       REPLACEMENT  COMMITMENT
                                                                          COMMITMENTS                        COMMITTED TO
---------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank N.V.                   $ 7,656,387.66   $ 15,105,090.88   $ 31,636,540.06   12.1725731861%     11.6005873657%
----------------------------------------------------------------------------------------------------------------------------
Bayerische Hypo- und Vereinsbank     $ 7,773,733.78   $ 15,336,600.03   $ 32,121,419.50   12.3591369045%     11.7783845100%
 AG, New York Branch
----------------------------------------------------------------------------------------------------------------------------
Australia and New Zealand Banking    $ 4,845,814.98   $  9,560,184.11   $ 20,023,126.62    7.7041602463%      7.3421439061%
 Group Limited
----------------------------------------------------------------------------------------------------------------------------
Bank of Montreal                     $ 4,845,814.98   $  9,560,184.11   $ 20,023,126.62    7.7041602463%      7.3421439061%
----------------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia, Atlanta     $ 4,845,814.98   $  9,560,184.11   $ 20,023,126.62    7.7041602463%      7.3421439061%
 Agency
----------------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd.   $ 4,845,814.98   $  9,560,184.11   $ 20,023,126.62    7.7041602463%      7.3421439061%
----------------------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank              $ 4,845,814.98   $  9,560,184.11   $ 20,023,126.62    7.7041602463%      7.3421439061%
 Girozentrale
----------------------------------------------------------------------------------------------------------------------------
KBC Bank, N.V.                       $ 3,886,866.89   $  7,668,300.02   $ 16,060,709.75    6.1795684523%      5.8891922550%
----------------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG in Hamburg          $ 3,101,321.59   $  6,118,517.83   $ 12,814,801.04    4.9306625577%      4.6989720999%
----------------------------------------------------------------------------------------------------------------------------
The First National Bank of Chicago   $ 3,101,321.59   $  6,118,517.83   $ 12,814,801.04    4.9306625577%      4.6989720999%
----------------------------------------------------------------------------------------------------------------------------
Suntrust Bank, Atlanta               $ 3,101,321.59   $  6,118,517.83   $ 12,814,801.04    4.9306625577%      4.6989720999%
----------------------------------------------------------------------------------------------------------------------------
Chase Bank of Texas, National        $ 2,295,346.48   $  4,528,430.22   $  9,484,475.43    3.6492761583%      3.4777976899%
 Association
----------------------------------------------------------------------------------------------------------------------------
The Bank of New York                 $ 1,938,325.99   $  3,824,073.64   $  8,009,250.65    3.0816640985%      2.9368575624%
----------------------------------------------------------------------------------------------------------------------------
DG Bank Deutsche
 Genossenschaftsbank, Cayman
 Island Branch                       $ 1,938,325.99   $  3,824,073.64   $  8,009,250.65    3.0816640985%      2.9368575624%
----------------------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                 $ 1,938,325.99   $  3,824,073.64   $  8,009,250.65    3.0816640985%      2.9368575624%
----------------------------------------------------------------------------------------------------------------------------
Royal Bank of Scotland plc           $ 1,938,325.99   $  3,824,073.64   $  8,009,250.65    3.0816640985%      2.9368575624%
----------------------------------------------------------------------------------------------------------------------------
Replacement Lender                                0                 0                 0               0       4.6989720999%
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                $62,898,678.42   $124,091,189.78   $259,900,183.57             100%               100%
----------------------------------------------------------------------------------------------------------------------------


*As of December 18, 1998